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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                            WITH RESPECT TO FORM S-8

As independent auditors, we hereby consent to the incorporation by reference of our report, dated March 14, 2003, appearing in the USG Corporation Investment Plan Annual Report on Form 11-K, for the year ended December 31, 2002, into USG Corporation's previously filed Registration Statements No. 2-94787, 33-63554 and 33-9948 on Form S-8. It should be noted that we have not examined any financial statements of the Investment Plan subsequent to December 31, 2002, or performed any audit procedures subsequent to the date of our report.

/s/  Hill Taylor LLC

Hill Taylor, LLC
Chicago, Illinois
March 28, 2003